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                                  OCTEL CORP.
                               AMENDMENT NO.1 TO
                                      THE
                               RIGHTS AGREEMENT


     THIS AMENDMENT NO. 1 (the "Amendment") TO THE RIGHTS AGREEMENT DATED AS OF MAY 22, 1998 is made as of 21 July, 2000, by and between OCTEL CORP., a Delaware corporation, (the "Company") and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation, (the "Rights Agent"), and amends that certain Rights Agreement dated May 22, 1998, by and between the Company and the Rights Agent (the "Rights Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Rights Agreement.

     WHEREAS, the Company and the Rights Agent wish to amend the Rights Agreement to raise the threshold at which a Beneficial Owner shall be defined as an Acquiring Person from 15% to 22%;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Amendments

          The Rights Agreement is hereby amended as follows:

     (a) Clause (a) of Section 1 is hereby deleted in its entirety and replaced with the following:

          "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 22% or more of the shares of Common Stock then outstanding, but shall not include:"


     (b) Section 1(a)(v) is hereby deleted in its entirety and replaced with the following:

          "(v) any Person who has reported or is required to report such ownership (but less than 25%) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock representing in excess of 21.9% of the outstanding Common Stock inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and

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          Associates, thereafter does not acquire additional shares of Common
          Stock while the Beneficial Owner of 22% or more shares of Common Stock then outstanding, provided, however, that if the Person described in
                            --------  -------
          this clause (v) is requested to so certify and fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day period or"

     (c) Section 1(a)(vi) is hereby deleted in its entirety and replaced with the following:

          "(vi) any Person who shall have become an Acquiring Person solely as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 22% or more of the Common Stock of the Company then outstanding as determined above, provided, however, that such Person shall be deemed to be an Acquiring
          --------  -------
          Person if such Person shall have become the Beneficial Owner of 22% or more of the Common Stock of the Company then outstanding (as determined in this clause (vi)) solely by reason of repurchases of Common Stock by the Company and at the time, after such repurchases, shall have become the Beneficial Owner of any additional shares of Common Stock by any means whatsoever."

     (d) Section 3(a)(ii) is hereby deleted in its entirety and replaced with the following:

          "(ii) the close of business on the tenth Business Day (or such later date as the Board of Directors shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 22% or more of the shares of Common Stock then outstanding or"

     2. Continuance of Agreement. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.


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     IN WITNESS HEREOF, the Company and the Rights Agent have executed this
Agreement as of the date first above written.



                                        OCTEL CORP.


                                        By:
                                           -------------------------------------
                                           Alan G. Jarvis
                                           Chief Financial Officer



                                        THE FIRST CHICAGO TRUST COMPANY OF
                                        NEW YORK


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: